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                                                                    EXHIBIT 99.1

(UICI LOGO)






                                        CONTACT:   Mr. Mark D. Hauptman
                                                   Vice President and Chief
                                                   Financial Officer
                                                   UICI
                                                   (817) 255-3331
                                                   mhauptman@uici.net

NEWS RELEASE


(For Immediate Release)

UICI ANNOUNCES COLLATERAL ISSUES AT SUBSIDIARY'S STUDENT LOAN FINANCING
FACILITIES

DALLAS, TX, July 21, 2003----UICI (the "Company" NYSE: UCI) today announced the discovery of a shortfall in the type and amount of collateral supporting two of the securitized student loan financing facilities entered into by three special financing subsidiaries of Academic Management Services Corp. ("AMS"), UICI's wholly-owned subsidiary. The three special financing subsidiaries involved are EFG-III, LP, EFG Funding LLC and AMS-1 2002, LP. In addition, all seven special financing subsidiaries of AMS and AMS may have failed to comply with their respective reporting obligations under the financing documents.

AMS (based in Swansea, MA) is engaged in the student loan origination and funding business, student loan servicing business, and tuition installment payment plan business. AMS finances its student loan origination activities through the seven special financing subsidiaries, each of which issues debt securities, including commercial paper (through EFG Funding LLC), auction rate notes (through EFG-II, LP, EFG-IV, LP, AMS-1 2002, LP, and AMS-3 2003, LP), and floating rate notes (through EFG-IV, LP and AMS-2 2002, LP). The commercial paper issued by EFG Funding LLC is supported by a liquidity facility provided by Bank of America and Fleet Bank and the underlying variable funding note issued by EFG-III, LP has the benefit of a financial guaranty insurance policy issued by a monoline insurer rated AAA/Aaa. The notes issued by each of EFG-II, LP, EFG-IV, LP and AMS-1 2002, LP also have the benefit of a financial guaranty insurance policy issued by a monoline insurer rated AAA/Aaa.

The problems at EFG-III, LP and EFG Funding LLC are of three types: insufficient collateral, a higher percentage of alternative loans (i.e., loans that are privately guaranteed as opposed to loans that are guaranteed by the federal government) included in the existing collateral than permitted by the loan eligibility provisions of the financing documents and deficiencies with respect to reporting requirements. Specifically, it is believed that certain reports concerning the collateral were misstated, that as of June 30, 2003, the variable funding note underlying the commercial paper issued by EFG Funding LLC (approximately $440 million outstanding) was under collateralized and $59 million (exclusive of accrued interest) of the existing collateral was not in compliance with the loan eligibility requirements. The under collateralization will be partially addressed by the transfer by AMS to EFG-III, LP of approximately $190 million of federally-guaranteed student loan and other qualified assets that meet loan eligibility requirements under the financing documents (which transfer will reduce the under collateralization from $263 million to $73 million) and the possible transfer by AMS to EFG-III, LP of $34.4 million of



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uninsured student loans that do not meet loan eligibility requirements under the financing documents. These transfers will not fully resolve the shortfalls in type and amount of collateral.

The problems at AMS-1 2002, LP consist primarily of approximately $17 million of alternative student loans (exclusive of accrued interest) in excess of the loan eligibility requirements for such loans in the financing documents as of June 30, 2003, and a deficiency in various reporting requirements.

UICI has no obligations with respect to the indebtedness of the special financing subsidiaries or with respect to the obligations of AMS relating to such financings. UICI believes, based on its ongoing investigation, that the previously published consolidated financial statements of AMS, as incorporated in UICI's consolidated financial statements, are accurate and fairly presented. However, UICI will assess the impact of the events at AMS on the carrying value of UICI's investment in AMS, which, at March 31, 2003, was approximately $65.0 million. Any impairment in UICI's carrying value may be reflected as a charge to UICI's earnings in the second quarter of 2003.

UICI is committed to working with all of the financial institutions involved to develop a plan to assess and resolve all of the issues associated with AMS' securitized student loan financings. There can be no assurance, however, that such a plan can be effectuated and that the required waivers and agreements by all of the interested parties can in fact be obtained. UICI is prepared to invest additional capital into AMS under appropriate circumstances as part of the effort to avoid losses to any party and to protect UICI's investment in AMS.

The former president of AMS has been put on leave and relieved of all responsibilities pending the completion of the ongoing investigation. Gregory T. Mutz, Vice Chairman of UICI, has been authorized by the Board of Directors of UICI to personally manage for the indefinite future the situation and to address the issues and matters at AMS. A failure to resolve the collateral and reporting issues discussed above in a timely manner could have a material adverse effect on AMS.

CORPORATE PROFILE:

UICI (headquartered in North Richland Hills (Fort Worth), Texas) through its subsidiaries offers insurance (primarily health and life) and selected financial services to niche consumer and institutional markets. Through its Self Employed Agency Division, UICI provides to the self-employed market health insurance and related insurance products, which are distributed primarily through the Company's dedicated agency field forces, UGA-Association Field Services and Cornerstone America. Through its Group Insurance Division, UICI provides tailored health insurance programs for students enrolled in universities, colleges and kindergarten through grade twelve and markets, administers and underwrites limited benefit insurance plans for entry level, high turnover, hourly employees. Through its Life Insurance Division, UICI offers life insurance products to selected markets. The Company's Academic Management Services Corp. unit (headquartered in Swansea, Massachusetts) seeks to provide financing solutions for college and graduate school students, their parents and the educational institutions they attend by marketing, originating, funding and servicing primarily federally guaranteed student loans and by providing student tuition installment payment plans. In 2002, UICI was added to the Standard & Poor's Small Cap 600 Index. For more information, visit www.uici.net.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

         Certain statements set forth in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from those included in the forward-looking statements. These forward-looking statements



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involve risks and uncertainties, including, but not limited to, UICI's ability to successfully negotiate and resolve all of the issues associated with AMS' securitized student loan financings; changes in general economic conditions, including the performance of financial markets, and interest rates; competitive, regulatory or tax changes that affect the cost of or demand for the Company's products; health care reform; the ability to predict and effectively manage claims related to health care costs; and reliance on key management and adequacy of claim liabilities.

         The Company's future results will depend in large part on accurately predicting health care costs incurred on existing business and upon the Company's ability to control future health care costs through product and benefit design, underwriting criteria, utilization management and negotiation of favorable provider contracts. Changes in mandated benefits, utilization rates, demographic characteristics, health care practices, provider consolidation, inflation, new pharmaceuticals/technologies, clusters of high-cost cases, the regulatory environment and numerous other factors are beyond the control of any health plan provider and may adversely affect the Company's ability to predict and control health care costs and claims, as well as the Company's financial condition, results of operations or cash flows. Periodic renegotiations of hospital and other provider contracts coupled with continued consolidation of physician, hospital and other provider groups may result in increased health care costs and limit the Company's ability to negotiate favorable rates. In addition, the Company faces competitive and regulatory pressure to contain premium prices. Fiscal concerns regarding the continued viability of government-sponsored programs such as Medicare and Medicaid may cause decreasing reimbursement rates for these programs. Any limitation on the Company's ability to increase or maintain its premium levels, design products, implement underwriting criteria or negotiate competitive provider contracts may adversely affect the Company's financial condition or results of operations.

         The Company's insurance subsidiaries are subject to extensive regulation in their states of domicile and the other states in which they do business under statutes that typically delegate broad regulatory, supervisory and administrative powers to state insurance departments and agencies. State insurance departments have also periodically conducted and continue to conduct financial and market conduct examinations and other inquiries of UICI's insurance subsidiaries. State insurance regulatory agencies have authority to levy monetary fines and penalties resulting from findings made during the course of such examinations and inquiries. Historically, the Company's insurance subsidiaries have from time to time been subject to such regulatory fines and penalties. While none of such fines or penalties individually or in the aggregate have to date had a material adverse effect on the results of operations or financial condition of the Company, the Company could be adversely affected by increases in regulatory fines or penalties an/or changes in the scope, nature and/or intensity of regulatory scrutiny and review.

         The Company provides health insurance products to consumers in the self-employed market in 44 states. A substantial portion of such products is issued to members of various independent membership associations that act as the master policyholder for such products. The two principal membership associations in the self-employed market for which the Company underwrites insurance are the National Association for the Self-Employed ("NASE") and the Alliance for Affordable Services ("AAS"). The associations provide their membership with a number of endorsed benefits and products, including health insurance underwritten by the Company. Subject to applicable state law, individuals generally may not obtain insurance under an association's master policy unless they are also members of the associations. UGA agents and Cornerstone agents also act as enrollers of new members for the associations, for which the agents receive compensation. Specialized Association Services, Inc. (a company controlled by the adult children of Ronald L. Jensen. the Chairman of the Company) provides administrative and benefit procurement services to the associations, and a subsidiary of the Company sells new membership sales leads to the enrollers and video and print services to the associations and to Specialized Association Services, Inc. In addition to health insurance premiums derived from the sale of health insurance, the Company receives fee income from the associations, including fees associated with the enrollment of new



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members, fees for association membership marketing and administrative services and fees for certain association member benefits. The agreements with these associations requiring the associations to continue as the master policyholder and to endorse the Company's insurance products to their respective members are terminable by the Company and the associations upon not less than one year's advance notice to the other party.

         Recent articles in the popular press have been critical of association group coverage. In December 2002, the National Association of Insurance Commissioners (NAIC) convened a special task force to review association group coverage, and the Company is aware that selected states are reviewing the laws and regulations under which association group policies are issued. The Company has also recently been named a party to several lawsuits challenging the nature of the relationship between the Company's insurance companies and the associations with which the Company has entered into joint marketing arrangements with respect to its health insurance products. While the Company believes it is providing association group coverage in full compliance with applicable law, changes in the relationship between the Company and the membership associations and/or changes in the laws and regulations governing so-called "association group" insurance (particularly changes that would subject the issuance of policies to prior premium rate approval and/or require the issuance of policies on a "guaranteed issue" basis) could have a material adverse impact on the financial condition, results of operations and/or business of the Company.

         The Company's Academic Management Services Corp. business could be adversely affected by changes in the Federal Higher Education Act of 1965, which authorizes and governs most federal student aid and student loan programs, and/or changes in other relevant federal or state laws, rules and regulations. The Higher Education Act is subject to review and reauthorization by the recently convened 108th Congress. Congress last reauthorized the Higher Education Act in 1998. While the Company believes that the Higher Education Act of 1965 will in fact be reauthorized, there can be no assurance of the form that reauthorization will take or the changes that the reauthorization bill will bring to the law and regulations governing student finance.

         In addition, existing legislation and future measures by the federal government may adversely affect the amount and nature of federal financial assistance available with respect to loans made through the U.S. Department of Education. Finally, the level of competition currently in existence in the secondary market for loans made under the Federal Loan Programs could be reduced, resulting in fewer potential buyers of the Federal Loans and lower prices available in the secondary market for those loans.

UICI press releases and other company information are available at UICI's website located at www.uici.net.